EXHIBIT 22.0

SUBSIDIARIES OF REGISTRANT

(1) EVANS OIL OF LOUISIANA, INC.
    100% Owned Subsidiary
    Incorporated in the State of Louisiana

(2) IN & OUT MINI MART, INC.
    100% Owned Subsidiary
    Incorporated in the State of Texas

(3) DIAMOND MINI MART, INC.
    100% Owned Subsidiary of
    In & Out Mini Mart, Inc.
    Incorporated in the State of Texas

(4) EVANS OIL COMPANY, INC.
    100% Owned Subsidiary
    Incorporated in the State of Texas

(5) EDCO, INC.
    19% Owned Subsidiary of Evans Systems, Inc.
    81% Owned Subsidiary of Evans Oil Company, Inc.
    Incorporated in the State of Texas

(6) WAY ENERGY SYSTEMS, INC.
    100% Owned Subsidiary
    Incorporated in the State of Delaware

(7) CHEMWAY SYSTEMS, INC.
    100% Subsidiary of the Way Energy Systems, Inc.
    Incorporated in the State of Texas

(8) EDCO ENVIRONMENTAL SYSTEMS, INC.
    100% Owned Subsidiary
    Incorporated in the State of Texas

(9) DISTRIBUTOR INFORMATION SYSTEMS CORPORATION 100% Owned Subsidiary Incorporated in the State of Texas